Exhibit 99.1

Rackspace Hosting Reports 2008 Results

•	For the quarter ended December 31, 2008, net revenues were $143.1 million, with adjusted EBITDA of $42.6 million, and net income of $6.8 million.
•	For the year 2008, net revenues were $531.9 million, with adjusted EBITDA of $145.3 million, and net income of $21.7 million.
•	Launched cloud strategy with two acquisitions and several partnerships.
•	Completed data center investment programs in the U.S., the U.K. and Hong Kong.

SAN ANTONIO – February 19, 2009 – Rackspace® Hosting, Inc. (NYSE: RAX), the world’s leading hosting services provider, today reported financial results for the year and the quarter ended December 31, 2008.

Net revenues for the fourth quarter ended December 31, 2008 were $143.1 million, up 3.5% from the third quarter of 2008 and up 34.2% from the quarter ended December 31, 2007. This growth in net revenues was achieved even though revenues continue to be negatively impacted by a further depreciation of the Pound Sterling, relative to the U.S. Dollar. Net revenues for the year were $531.9 million, an increase of 46.9% relative to 2007. Customer count increased to 53,300 customers, including 18,480 managed hosting customers and 34,820 cloud computing customers.

“We are proud of what we have achieved worldwide during 2008,” said Lanham Napier, president and chief executive officer. “A highlight was our expansion into the cloud. Two acquisitions and the cloud strategy launch late last year added significantly to our product and services set. The combination of our traditional hosting offering together with cloud computing provides our customers with the broadest, most comprehensive set of technology solutions and further enhances our leadership position. By bringing Fanatical Support® to the cloud, we’ve experienced significant traction and rapid growth.”

Adjusted EBITDA(1) for the fourth quarter of 2008 was $42.6 million, a 15.1% increase compared to the third quarter and an 80.2% increase compared to the same quarter last year. For the year, we generated $145.3 million in adjusted EBITDA, a 59.1% increase compared to FY 2007. Adjusted EBITDA margins for the fourth quarter were 29.7% compared to 22.1% for the fourth quarter of 2007, and 27.3% for FY 2008 compared to 25.2% for FY 2007.

Net Income was $6.8 million for the fourth quarter, a 30.7% increase compared to the third quarter and a 168.0% increase compared to the same quarter last year. For the year, we generated $21.7 million in net income, a 21.7% increase compared to FY 2007. Net income margins for the fourth quarter were 4.8% compared to 2.4% for the fourth quarter of 2007, and 4.1% for FY 2008 compared to 4.9% for FY 2007.

Cash flow from operating activities was $34.4 million for the fourth quarter of 2008. Capital expenditures were $47.4 million, including $23.1 million for purchases of customer gear, $14.2 million for data center buildouts, $8.3 million for office build-outs, and $1.7 million for capitalized software and other expenditures. Of the $47.4 million in capital expenditures, $14.8 million were vendor financed equipment purchases.

For the full year of 2009, the company expects to have capital expenditures of $75 to $100 million dollars for customer gear, $10 to $25 million for data centers, $10 to $15 million for office space and $10 to $20 million for capitalized software and other.

At the end of the fourth quarter, cash and cash equivalents were $238.4 million. Included in that amount are investments in money market funds in the amount of $200.6 million. Debt obligations totaled $300.4 million. Of those, $210.7 million were related to current and non-current debt, and $89.7 million were related to obligations under capital and finance method leases.

On a worldwide basis, Rackspace employed 2,611 Rackers as of December 31, 2008, up from 2,536 Rackers as of September 30, 2008, and 2,021 Rackers as of December 31, 2007.

Significant Developments

•

Capitalization: On August 8, Rackspace Hosting began trading its shares on the New York Stock Exchange under the symbol RAX. Through this offering and access to revolving line of credits and vendor leasing arrangements, the company is properly positioned to pursue its growth strategy. All non-operating cash is temporarily invested in money market funds that invest in Treasury and Government-backed securities. Rackspace considers itself fully funded.

•

Cloud Computing Strategy Unveiled: On October 22, Rackspace unveiled its cloud hosting strategy and product suite. Rackspace’s acquisition of two innovators in the cloud community, Slicehost and Jungle Disk, bring proven solutions to the suite including on-demand, virtualized servers and online storage software and services. Rackspace is experiencing rapid traction in the cloud and its cloud business has more than 34,000 customers.

•

Data Center Investments: In January of 2009, the company completed the build out of the last phase of its DFW data center and added an additional 22,600 square feet of technical floor to its operational foot print in the U.S. Later in 2009, Rackspace will occupy a new data center facility in Ashburn, Virginia by leasing 11,000 square feet of raised floor space from DuPont Fabros Technology, Inc., a leading owner, developer, operator and manager of wholesale data centers in the U.S.

•

FORTUNE Magazine Honor: In January 2009, Rackspace was named to the FORTUNE 12th annual “100 Best Companies to Work For” list. Ranking number 43, this is the second consecutive year that Rackspace has appeared on the list. The FORTUNE ranking honors Rackspace’s unique corporate culture and passion for serving its customers with our Fanatical Support®.

“Rackspace delivered strong results for 2008,” said Bruce Knooihuizen, senior vice president and chief financial officer. “Our organic revenue growth has been industry-leading and we successfully adapted to the current economic environment. All of our profit margins and returns have increased quarter over quarter. We are well capitalized and have a strong balance sheet providing us significant flexibility.”

Conference Call and Webcast

Management will host a conference call to discuss its fourth quarter and year ended 2008 financial results today at 4:30 p.m. ET. To access the conference call, please dial 888-542-1101 from the United States (dial +1 719-325-2464 from abroad) and reference pass code 7047997. A live webcast and a replay of the conference call will be available on Rackspace’s website, located at ir.rackspace.com.

About Rackspace Hosting

As the leader and specialist in hosting services, Rackspace Hosting® is changing the way businesses worldwide buy IT. Rackspace delivers computing-as-a-service, integrating the industry’s best technologies into a flexible service offering, making computing more reliable and affordable. A trusted partner to companies of all sizes, Rackspace enables IT departments to be more effective. Rackspace is distinguished by its award-winning Fanatical Support®, furthering the company’s mission to be one of the world’s greatest service companies. Rackspace is recognized as one of FORTUNE’S® “100 Best Companies to Work For”, ranking number 43 on the 2009 list. Rackspace’s portfolio of hosted IT services includes managed hosting (www.rackspace.com), email hosting (www.mailtrust.com) and cloud hosting (www.mosso.com). For more information on Rackspace Hosting please visit www.rackspace.com or call 800-961-2888.

Forward Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans including international expansion plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the continuation or further deterioration of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting’s Form 10-Q for the quarter ended September 30, 2008, filed with the SEC on November 10, 2008. Additional information will be set forth in Rackspace’s report on Form 10-K for the 2008 fiscal year which will be filed with the SEC before March 31, 2009. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Jason Luce

Investor Relations

210-312-7291

ir@rackspace.com

Annalie Drusch

Media Relations

210-312-7290

media@rackspace.com

Consolidated Statements of Income

	Three Months Ended			Years Ended
(In thousands, except per share data)	December 31, 2007	September 30, 2008	December 31, 2008	December 31, 2007	December 31, 2008
		(Unaudited)			(Unaudited)
Net revenues	$106,683	$138,354	$143,137	$362,017	$531,933

Costs and expenses:
Cost of revenues	37,929	45,499	45,019	118,225	172,583
Sales and marketing	15,438	21,462	21,447	53,930	80,323
General and administrative	31,275	38,729	38,236	102,777	148,706
Depreciation and amortization	17,461	23,174	26,310	56,476	90,172

Total costs and expenses	102,103	128,864	131,012	331,408	491,784

Income from operations	4,580	9,490	12,125	30,609	40,149

Other income (expense):
Interest expense	(1,455)	(1,912)	(3,153)	(3,643)	(8,229)
Interest and other income (expense)	328	(144)	492	828	768

Total other income (expense)	(1,127)	(2,056)	(2,661)	(2,815)	(7,461)

Income before income taxes	3,453	7,434	9,464	27,794	32,688
Income taxes	899	2,199	2,620	9,965	10,985

Net income	$2,554	$5,235	$6,844	$17,829	$21,703

Net income per share
Basic	$0.03	$0.05	$0.06	$0.18	$0.20

Diluted	$0.02	$0.04	$0.06	$0.17	$0.19

Weighted average number of shares outstanding
Basic	102,134	111,231	116,957	101,278	108,528

Diluted	107,497	118,724	121,900	106,618	115,406

Consolidated Balance Sheets

(In thousands)	December 31, 2007	December 31, 2008
		(Unaudited)
ASSETS
Current assets:
Cash deposits	$24,937	$37,787
Money market funds	—	200,620

Cash and cash equivalents	24,937	238,407

Accounts receivable, net of allowance for doubtful accounts and customer credits of $2,841 as of December 31, 2007, and $3,295 as of December 31, 2008	25,449	30,932
Prepaid expenses and other current assets	7,757	23,156

Total current assets	58,143	292,495

Property and equipment, net	227,055	362,042
Goodwill	3,574	6,942
Intangible assets, net	5,812	15,101
Other non-current assets	7,229	8,681

Total assets	$301,813	$685,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$67,087	$71,387
Current portion of deferred revenue	13,540	16,284
Current portion of obligations under capital and finance method leases	25,198	38,909
Current portion of debt	2,902	5,944

Total current liabilities	108,727	132,524

Non-current deferred revenue	4,402	3,883
Non-current obligations under capital and finance method leases	23,312	50,781
Non-current debt	60,039	204,779
Other non-current liabilities	8,460	23,610

Total liabilities	204,940	415,577

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity:
Series A convertible preferred stock	1	—
Common stock	101	117
Treasury stock	(126)	—
Additional paid-in capital	40,082	207,589
Accumulated other comprehensive income	513	(16,027)
Retained earnings	56,302	78,005

Total stockholders’ equity	96,873	269,684

Total liabilities and stockholders’ equity	$301,813	$685,261

Consolidated Statements of Cash Flows

	Three Months Ended			Years Ended
(In thousands)	December 31, 2007	September 30, 2008	December 31, 2008	December 31, 2007	December 31, 2008
	(Unaudited)			(Unaudited)
Cash Flows From Operating Activities
Net income	$2,554	$5,235	$6,844	$17,829	$21,703
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	17,461	23,174	26,310	56,476	90,172
Loss on disposal and impairment of equipment, net	3	300	611	1,895	2,888
Provision for bad debts and customer credits	1,554	1,130	1,809	4,094	4,149
Deferred income taxes	(1,750)	(2,875)	12,450	(3,479)	12,099
Share-based compensation expense	1,588	4,317	4,144	4,252	15,017
Other non-cash compensation expense	—	72	77	156	289
Excess tax benefits from share-based compensation arrangements	(328)	(591)	—	(562)	(3,212)
Changes in certain assets and liabilities	—
Accounts receivables	(4,988)	(3,806)	(6,756)	(13,357)	(12,202)
Prepaid expenses and other current assets	184	(1,219)	(11,250)	(2,271)	(15,058)
Accounts payable and accrued expenses	15,452	6,865	(4,160)	39,341	13,782
Deferred revenues	3,252	(43)	(183)	6,578	1,931
Other non-current assets	(783)	(829)	(535)	(5,863)	(1,262)
Other non-current liabilities	234	1,479	5,008	(154)	6,286

Net cash provided by operating activities	34,433	33,209	34,369	104,935	136,582

Cash Flows From Investing Activities
Purchases of property and equipment, net	(30,831)	(45,328)	(32,547)	(140,383)	(165,396)
Acquisition of businesses, net of cash acquired	—	—	(9,739)	(338)	(9,739)

Net cash used in investing activities	(30,831)	(45,328)	(42,286)	(140,721)	(175,135)

Cash Flows From Financing Activities
Principal payments of capital and finance method leases	(4,238)	(8,737)	(9,495)	(13,877)	(32,376)
Principal payments of notes payable	(2,642)	(2,592)	(1,330)	(3,901)	(6,851)
Borrowings on line of credit	—	160,000	—	61,146	200,000
Payments on line of credit	(5,000)	(57,301)	—	(5,000)	(57,301)
Payments for debt issuance costs	(24)	—	—	(301)	(158)
Proceeds from sale leaseback transactions	3,665	—	—	8,456	1,543
Receipt of Texas Enterprise Fund Grant	—	—	—	5,000	—
Proceeds from issuance of common stock at IPO net of offering expenses	—	145,195	(641)	—	144,554
Proceeds from issuance of common stock, net	—	—	—	—	548
Exercise of warrants	—	278	—	—	278
Proceeds from exercise of stock options	141	759	—	294	1,964
Excess tax benefits from share-based compensation arrangements	328	591	—	562	3,212

Net cash provided by (used in) financing activities	(7,770)	238,193	(11,466)	52,379	255,413

Effect of exchange rate changes on cash	(326)	(850)	(2,528)	(30)	(3,390)

Increase (Decrease) in cash and cash equivalents	(4,494)	225,224	(21,911)	16,563	213,470

Cash and cash equivalents, beginning of period	29,431	35,094	260,318	8,374	24,937

Cash and cash equivalents, end of period	$24,937	$260,318	$238,407	$24,937	$238,407

Supplemental cash flow information:
Acquisition of property and equipment by capital and finance method leases	$4,510	$21,005	$14,848	$37,458	$73,556
Acquisition of property and equipment by notes payable	5,534	2,004	—	6,691	11,934

Vendor financed equipment purchases	$10,044	$23,009	$14,848	$44,149	$85,490

Shares issued in business combinations	$—	$—	$1,785	$3,507	$1,785
Cash payments for interest, net of amount capitalized	1,563	2,400	3,940	3,148	9,616
Cash payments for income taxes	3,347	2,535	289	13,945	6,364

Key Metrics

	Three Months Ended			Years Ended
(Dollar amounts in thousands)	December 31, 2007	September 30, 2008	December 31, 2008	December 31, 2007	December 31, 2008
	(Unaudited)			(Unaudited)
Growth
Managed hosting customers at period end	15,454	18,012	18,480	15,454	18,480
Cloud customers at period end *	13,739	18,173	34,820	13,739	34,820

Total number of customers at period end	29,193	36,185	53,300	29,193	53,300
Managed hosting, net revenues	$103,430	$131,908	$134,275	$356,519	$506,855
Cloud, net revenues	$3,253	$6,446	$8,862	$5,498	$25,078

Net revenues	$106,683	$138,354	$143,137	$362,017	$531,933
Revenue growth (year over year)	58.8%	44.0%	34.2%	61.6%	46.9%

Net upgrades (monthly average)	2.3%	1.8%	1.4%	2.5%	1.8%
Churn (monthly average)	-0.8%	-1.2%	-1.3%	-0.9%	-1.2%

Growth in Installed Base (monthly average)	1.5%	0.6%	0.1%	1.6%	0.6%

Number of employees (Rackers) at period end	2,021	2,536	2,611	2,021	2,611
Number of servers deployed at period end	36,692	45,231	47,518	36,692	47,518

Profitability
Income from operations	$4,580	$9,490	$12,125	$30,609	$40,149
Depreciation and amortization	$17,461	$23,174	$26,310	$56,476	$90,172
Share-based compensation expense
Cost of revenues	$192	$819	$678	$433	$2,465
Sales and marketing	$265	$612	$595	$598	$2,141
General and administrative	$1,131	$2,886	$2,871	$3,221	$10,411

Total share-based compensation expense	$1,588	$4,317	$4,144	$4,252	$15,017

Adjusted EBITDA (1)	$23,629	$36,981	$42,579	$91,337	$145,338

Adjusted EBITDA margin	22.1%	26.7%	29.7%	25.2%	27.3%

Operating income margin	4.3%	6.9%	8.5%	8.5%	7.5%

Income from operations	$4,580	$9,490	$12,125	$30,609	$40,149
Effective tax rate	26.0%	29.6%	27.7%	35.9%	33.6%

Net operating profit after tax (NOPAT) (1)	$3,389	$6,681	$8,766	$19,620	$26,659
NOPAT margin	3.2%	4.8%	6.1%	5.4%	5.0%

Capital efficiency and returns
Interest bearing debt	$111,451	$297,933	$300,413	$111,451	$300,413
Stockholders’ equity	$96,873	$269,008	$269,684	$96,873	$269,684
Less: Excess cash	$—	$(235,421)	$(200,620)	$—	$(200,620)

Capital	$208,324	$331,520	$369,477	$208,324	$369,477
Average capital base **	$202,747	$316,245	$350,497	$144,783	$292,238
Capital turnover (annualized) **	2.10	1.75	1.63	2.50	1.82

Return on capital (annualized) (1) **	6.7%	8.5%	10.0%	13.6%	9.1%

Capital expenditures
Purchases of property and equipment, net	$30,831	$45,328	$32,547	$140,383	$165,396
Vendor financed equipment purchases	$10,044	$23,009	$14,848	$44,149	$85,490

Total capital expenditures	$40,875	$68,337	$47,395	$184,532	$250,886

Customer gear	$16,052	$27,627	$23,073	$85,162	$105,606
Data center build outs	$13,839	$21,679	$14,240	$38,239	$79,820
Office build outs	$5,066	$11,227	$8,340	$35,383	$41,214
Capitalized software and other	$5,918	$7,804	$1,742	$25,748	$24,246

Total capital expenditures	$40,875	$68,337	$47,395	$184,532	$250,886

Infrastructure capacity and utilization
Technical square feet of data center space at period end	114,749	136,962	134,923	114,749	134,923
Annualized net revenue per average available technical square foot **	$3,768	$4,093	$4,212	$3,604	$4,189
Utilization rate at period end	60.9%	63.4%	70.4%	60.9%	70.4%

*	December 31, 2008 amounts include customers resulting from the Slicehost acquisition.
**	Certain adjustments have been made to the key metrics for the year ended December 31, 2007 in order to conform to the current year’s presentation.
(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures included within this document.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We define Adjusted EBITDA as Net Income, less Total Other Income (Expense), plus Income Taxes, Depreciation and Amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA reconciliation in our key metrics table below.

	Three Months Ended			Years Ended December 31,
(In thousands)	December 31, 2007	September 30, 2008	December 31, 2008	2007	2008
	(Unaudited)			(Unaudited)
Net income	$2,554	$5,235	$6,844	$17,829	$21,703
Plus: Income taxes	899	2,199	2,620	9,965	10,985
Plus: Total other (income) expense	1,127	2,056	2,661	2,815	7,461
Plus: Depreciation and amortization	17,461	23,174	26,310	56,476	90,172
Plus: Share-based compensation expense	1,588	4,317	4,144	4,252	15,017

Adjusted EBITDA	$23,629	$36,981	$42,579	$91,337	$145,338

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)

Average Capital Base

NOPAT = Income from operations × (1 – Effective tax rate)

Average Capital Base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenues – other non-current liabilities); calculated on a quarterly basis.

We define excess cash as our investments in money market funds. Average balances for the total year are based on a five quarter average calculated using the period end balance and the four previous quarter ending balances.

We believe that ROC is an important metric for investors in evaluating a company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. See our ROC reconciliation to return on assets below.

	Three Months Ended			Years Ended December 31,
(In thousands, except effective tax rate and financial metrics)	December 31, 2007	September 30, 2008	December 31, 2008	2007	2008
	(Unaudited)			(Unaudited)
Income from operations	$4,580	$9,490	$12,125	$30,609	$40,149
Effective tax rate	26.0%	29.6%	27.7%	35.9%	33.6%

Net operating profit after tax (NOPAT)	$3,389	$6,681	$8,766	$19,620	$26,659

Net income	$2,554	$5,235	$6,844	$17,829	$21,703

Average total assets	$287,624	$546,761	$685,236	$210,606	$487,183
Less: Average excess cash	—	(117,710)	(218,021)	—	(87,208)
Less: Average accounts payable and accrued expenses	(60,357)	(79,837)	(76,564)	(47,352)	(74,640)
Less: Average deferred revenues (current and non-current)	(16,316)	(20,077)	(20,111)	(13,188)	(19,538)
Less: Average other non-current liabilities	(8,204)	(12,892)	(20,043)	(5,283)	(13,559)

Average capital base	$202,747	$316,245	$350,497	$144,783	$292,238

Return on assets (Net income/Average total assets)	3.6%	3.8%	4.0%	8.5%	4.5%
Return on capital (NOPAT/Average capital base)	6.7%	8.5%	10.0%	13.6%	9.1%